                                                                    EXHIBIT 10.7


                        DEVELOPMENT AND SUPPLY AGREEMENT



This Agreement is made and entered into as of January 25, 1996 by and between:

RACOM SYSTEMS, INC., a Delaware corporation with a place of business in Englewood, CO., (hereinafter referred to as "Racom") and

CP8 TRANSAC, a French corporation with a place of business in Louveciennes, 78430, France (hereinafter referred to as "CP8").

Whereas, based in part on Racom's proposal, CP8 has accepted an order (hereinafter referred to as the "Semurval Order") as described in an agreement signed with "le Syndicat Intercommunal pour les Transports Urbains de la Region de Valenciennes", for a project named "Semurval" to provide certain smart cards and controllers to be developed for delivery in a designated time frame;

Whereas, in order to fulfill its obligations towards Semurval, CP8 desires to subcontract to Racom the development of and order the delivery of those products;

Whereas both parties wish to define the terms for undertaking such activity to reflect the specific relationships between CP8 and Racom;

Now, therefore, in consideration of the foregoing premises and mutual promises set forth herein, the parties agree as follows:

1.     PURPOSE

       The purpose of this Agreement is to set forth the relationships between CP8 and Racom under which Racom agrees to develop the Products and Deliverables (as hereafter defined), excluding the development of the Operating System, applications programmable interface, pre-personalization and personalization tools (collectively, the "CP8 Software"), as described in Exhibit A3, and the development of the HF Cards and Controllers, and Racom software and BIOS, as described in Exhibit A2, and to sell the Products (as hereafter defined) to CP8 in accordance with prices and, when relevant, delivery dates pursuant to
       Article 5.


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

2.    DEFINITIONS

       The following terms shall have the meanings set forth in this article when used in this Agreement.

       "BIOS" shall mean the Basic Input Output System. This is a set of operating system software routines which run in the microprocessor and manage the RF communication, selection of the I/O and FRAM memory I/0 as more specifically described in Exhibit A2

       "CARD(S)" shall mean such portable devices as more specifically described in Exhibit A4 to this Agreement. Each Card includes at least one Masked Micro, with means for establishing connection to an external device through a contactless interface and with or without a contacted interface.

       "CONTROLLER(S)" shall mean such external device as more specifically described in Exhibit A4 to this Agreement, with means for establishing connection without contact to a Card.

       "CP8 TECHNOLOGY" shall mean intellectual property rights, including but not limited to, all rights in patents, copyrights and trade secrets relating to the designs, plans, inventions, developments, trade secrets, software and documentation thereto which now exist or which are hereafter developed by CP8 in connection with the CP8 Software and contacted interface features of the Products.

       "DELIVERABLES" shall mean those items listed in Exhibit A1 and developed by Racom which are delivered to CP8, under specific milestones described in Exhibit B, for test and/or validation under this development agreement.

       "FRAM" shall mean the ferroelectric technology protected by intellectual property rights including but not limited to patents for which Ramtron International Corporation has granted to Racom certain exclusive license rights for contactless applications including the Products and Deliverables defined herein.

       "MASKED MICRO(S)" shall mean a Micro incorporating a BIOS and an Operating System, as more specifically described in Exhibit A4.

       "MICRO(S)" shall mean any semiconductor device including on the same chip, a microprocessor or microcomputer with at least one processing unit which is able to perform tasks specified in a program or microcode which can be stored in the Micro itself or elsewhere and allowing the implementation of functions and including at least all the following:
       (i) on board FRAM memory (with or without other types of memories),
       (ii) circuitry for contactless connection and (iii) with or without pads for contact connection, as more specifically described in Exhibit A4.

       "MICRO MODULE(S)" shall mean the module more specifically described on Exhibit A4, the final use of which is to be incorporated in a Card, including in the same package at least:(i) a Masked Micro, (ii) flexible circuits for contactless connection and (iii) a coil.

       "OPERATING SYSTEM" shall mean such software, as more specifically described in Exhibit A3, stored in the Micro itself which controls the Micro and implements the functionalities for the use


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

       of the Micro. Such software will be developed by CP8 and delivered to the Micro manufacturer during the term of this Agreement.

       "PRODUCT(S)" shall mean the TBHF products listed in Article 5.1 for exclusive sale to CP8.

       "RACOM TECHNOLOGY" shall mean intellectual property rights, including but not limited to, all rights in patents, copyrights and trade secrets, relating to the designs, plans, inventions, developments, trade secrets, software and documentation thereto which now exist or which are hereafter developed by Racom in connection with the development set forth in this Agreement.

       "SEMURVAL PROJECT" shall mean the automatic fare collection project in France awarded to CP8 for which Racom has made a quotation to CP8 for the supply of Products provided for in Article 5.1 of this Agreement.

       "TOOL(S)" shall mean the hardware and software products as more specifically described in Exhibit A1 necessary to develop, test and use the Products.


3.     DEVELOPMENT MILESTONES AND PRODUCT DELIVERY DATES

3.1 Racom agrees to undertake its responsibilities for the development of the Deliverables in accordance with the technical specifications set forth in Exhibit A4 and the milestones set forth in Exhibit B and for the Product delivery schedule listed in Article 5.1, using the same degree of care it uses for its own developments. Exhibit B contains certain steps, each of them being subject to acceptance tests by CP8 in accordance with
       Article 12.3.

3.2 Any modification or substitution to the Exhibits referred to in this Agreement requires the prior written approval of both parties.

3.3 Racom shall investigate if it is possible to start earlier the delivery of the Products by Racom but shall have no liability for any failure to start earlier.


4.     DEVELOPMENT PAYMENT SCHEDULE

4.1 As full and total compensation to Racom for the works done under its development activities under this Agreement, CP8 will pay to Racom the following:

       1) An advance payment of $ 500,000.00 (five hundred thousand US Dollars), to be paid within ten (10) days of the date of this Agreement.

       2) An amount of $ 200,000.00 (two hundred thousand US Dollars) upon satisfactory completion of Milestone T4 as identified in Exhibit B.

       3) An amount of $ 200,000.00 (two hundred thousand US Dollars) upon satisfactory completion of Milestone T9 as identified in Exhibit B.

       4) An amount of $ 250,000.00 (two hundred and fifty thousand US Dollars) upon satisfactory completion of Milestone T13 as identified in Exhibit B.

       5) An amount of $ 100,000.00 (one hundred thousand US Dollars) upon satisfactory completion of Milestone T16 as identified in Exhibit B.


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

       6)   An amount of $ 250,000.00 (two hundred and fifty thousand
            US Dollars) upon satisfactory completion of Milestone T20 as identified in Exhibit B.

4.2 The development work set forth in this agreement including the Deliverables and Products as defined herein and the costs associated therewith, as set forth in this Article, are firm and cannot be changed except by written agreement between CP8 and Racom. CP8 and Racom understand and agree that changes to the technical specifications for the Deliverables and the Products and to the development schedule are likely to be necessary and that any such changes may effect the cost and delivery schedule associated with the development. Any changes will therefore require the mutual consent of both parties which will not be unreasonably withheld. No further royalty or other compensation or fee shall be payable by CP8 for the development work set forth in this Agreement.

4.3 Racom shall submit invoices to CP8 upon completion of certain milestones set forth in Exhibit B, pursuant to this Article. Payment shall be made via wire transfer by CP8 to Racom within thirty (30) days from receipt of each invoice, subject to CP8's acceptance of each milestone in accordance with Article 12.3.

5.     SUPPLY, DELIVERY AND PRICING OF PRODUCTS

5.1 As part of this Agreement, CP8 agrees to buy and Racom agrees to sell the Products in the quantities, and at the prices and delivery dates set forth in the table below.

     ---------------------------------------------------------------------------
     PRODUCT                  QUANTITY     DELIVERY DATE (1)               PRICE
     ---------------------------------------------------------------------------
     TBHF 32K(1) Cards        5,000        Milestone T12+90days         $   5.63
     or(2)
     TBHF 32K(2) Cards        5,000        Milestone T9+90days          $   5.63
     ---------------------------------------------------------------------------
     TBHF 16K Cards           5,000        Milestone T9+90days          $   5.20
     ---------------------------------------------------------------------------
     TBHF 16K Cards           15,000       Milestone T9+120days         $   5.20
     ---------------------------------------------------------------------------
     TBHF 16K Cards           15,000       Milestone T9+150days         $   5.20
     ---------------------------------------------------------------------------
     TBHF Controllers         100          Milestone T7+60days          $ 183.00
     ---------------------------------------------------------------------------
     TBHF Controllers         460          Milestone T7+90days          $ 183.00
     ---------------------------------------------------------------------------


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

       Notes:
       (1) The delivery dates are subject to completion of the Milestones set forth in Exhibit B and may be changed upon mutual written agreement by the parties. CP8 has the right to cancel or delay all or part of this order due to a corresponding cancellation or delay of the Semurval Order before T9 validation for the card only or due to a failure by Racom to deliver (i) Deliverables meeting the technical specifications set forth in Exhibit A4 or according to the schedule described in Exhibit B, or (ii) Products set forth in Article 5.1 in accordance with the dates set forth in the table above or a changed date agreed to in writing by the Parties. Failure to deliver Products on or before the delivery dates specified in this paragraph shall not be a breach of this Agreement but shall entitle CP8 to cancel or delay the order for that Product as set forth herein. If CP8 exercises its right to cancel all or part of an order for Products in accordance with this Article 5.1 then Racom's obligations with respect to delivering such canceled Products shall cease.

       (2)  The object of this line item order is the delivery of 5,000
            TBHF 32K(1) Card Products.  CP8 and Racom acknowledge that the
            TBHF 32K(1) Card Product delivery schedule does not support the requirements of the Semurval Project delivery dates. In the event, prior to Milestone T9, that Racom is not able to move the TBHF 32K(1) Card Deliverable and Product delivery schedule forward to meet the required Semurval Product delivery dates, CP8 will then agree, for this specific order, to a substitution of the TBHF 32K(2) for the TBHF 32K(1) Card Products according to Milestone T18. In the event, prior to T9, that Racom determines that the delivery of the 5,000 TBHF 32K(1) Card Product can take place before the delivery dates defined in Milestone T19, CP8 shall have the option to take delivery of the TBHF 32K(1) Card Products in lieu of the TBHF 32K(2) Card Products according to the new delivery schedule proposed by Racom at such time.

5.2 Racom agrees to provide CP8 with an additional quantity of Products of up to 100% of the total quantity set forth in the table above and at the prices set forth above for a period of two years from the date of this Agreement. Racom shall have six (6) months to deliver such additional Products from the date it receives an order from CP8. Racom agrees, as quickly as possible, to use its reasonable efforts to supply Controllers at prices competitive with similar products available from other manufacturers. After such period, Racom will offer to CP8 prices, terms and conditions that are in the aggregate no less favorable than the prices, terms and conditions offered to any other customer of Racom for the purchase, under substantially similar circumstances, of similar products.

5.3 Delivery shall take place FOB (Incoterms 1990) at Racom's site unless otherwise agreed upon.

5.4    Payment for Products will be made via wire transfer by CP8 within thirty
       (30) days from receipt of each invoice, provided that CP8 will have the right of inspection and rejection of any shipment as set forth in
       Article 8.3.

6.     TITLE AND RISK OF LOSS

       Title and risk of loss shall pass to CP8 upon delivery according to
       Article 5.


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

7.     TAXES AND DUTIES

       Prices set forth in this Agreement do not include any taxes, duties, shipping, insurance and other incidental charges which are the responsibility of CP8.


8.     WARRANTIES AND INDEMNIFICATION


8.1 Racom represents and warrants that CP8 shall acquire good title to the Cards and Controllers purchased under this agreement, free and clear of all liens and encumbrances. Racom further represents and warrants to CP8 that, to the exclusion of the CP8 Software and contacted interface features, Racom is, anywhere in the world, the rightful owner or licensee of all lights, title and interests, including patents, copyrights, trade secrets, trademarks, mask-works and other proprietary interests in the Deliverables and Products and has the right to fulfill its obligations under this Agreement and that Racom is under no restraint arising from contractual or confidential relationships with third parties which may adversely affect or be inconsistent in any manner with the terms and conditions of this Agreement.

8.2 Racom further warrants to the best of its actual knowledge that, to the exclusion of the CP8 Software and contacted interface features, there are, anywhere in the world, no claims or suits threatened or pending against Racom for infringement of any patents, copyrights, trade secrets or any other proprietary rights and relating to the Deliverables and the Products which are covered by this Agreement, and that Racom has no actual knowledge of any patents, copyrights, trade secrets, trademarks, mask-works or other property rights relating to the Deliverables or the Products which represent a substantial or material liability to Racom or to CP8.

8.3 Racom warrants that all Deliverables delivered to CP8 will meet the technical specifications described in Exhibit A4 and will be free from defects in material and workmanship for the period prior to the delivery of Products to Semurval in which Deliverables are evaluated by CP8 for the purpose of fulfilling its obligation to the Semurval Project.

       Racom shall repair or replace the Deliverables, at no charge to CP8, correcting any deficiencies specified in the notice of rejection or return. Racom shall have no obligations with respect to any defect, damage, or nonconformance of any Deliverables that results from improper installation, transport, handling, storage, operation or maintenance, unauthorized modification, or from accidents or other such occurrences after delivery.

       Upon receipt, CP8 shall have thirty (30) days to inspect the Products and shall either accept or reasonably reject the same by written notification to Racom, provided that a failure to respond within thirty (30) days shall be deemed to be acceptance. Any rejection shall specify the reasons therefore.


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

       Racom further warrants that all Products delivered to CP8 will meet the technical specifications described in Exhibit A4 and will be free from defects in material and workmanship for a period of two years from delivery to CP8's final customer but in no event more than three years from delivery to CP8. Any return of defective Products shall specify the reasons therefore.

       Racom shall repair or replace the Products, at no charge to CP8, correcting any deficiencies specified in the notice of rejection or return. Racom shall have no obligations with respect to any defect, damage, or nonconformance of any Product that results from improper installation, transport, handling, storage, operation or maintenance, unauthorized modification, or from accidents or other such occurrences after delivery.

       REMEDIES UNDER THIS WARRANTY ARE LIMITED TO REPLACEMENT OR REPAIR OF DEFECTIVE PRODUCTS, AND RACOM HAS NO LIABILITY OF ANY NATURE FOR ANY DAMAGE, EITHER DIRECT OR INDIRECT, ARISING FROM ANY MALFUNCTION OR OTHER FAILURE OF A PRODUCT EXCEPT FOR THE OBLIGATION TO REPLACE OR REPAIR DEFECTIVE PRODUCTS. EXCEPT AS MUTUALLY AGREED BY THE PARTIES IN WRITING, THE FOREGOING EXPRESS WARRANTIES ARE GIVEN IN LIEU OF ALL OTHER WARRANTIES, WHETHER WRITTEN, ORAL OR IMPLIED (INCLUDING ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE), SUCH OTHER WARRANTIES BEING HEREBY DISCLAIMED. THE FOREGOING SHALL CONSTITUTE THE SOLE REMEDY OF CP8 AND THE SOLE LIABILITY OF RACOM FOR BREACH OF SUCH WARRANTY.

8.4 Racom agrees to defend, indemnify and hold CP8 harmless from all costs, expense and liability, including reasonable attorney's fees, arising out of any claim or action based on actual or alleged (i) breach of Racom's warranty that Racom is under no restraints arising from contractual or confidential relationships with third parties which may adversely affect or be inconsistent in any manner with the terms and conditions of this Agreement or (ii) infringement by the Deliverables or Products, exclusive of the CP8 Software and contacted interface features, of any third party, patent, copyright, trade secret, trademark, mask-works or other proprietary interest. CP8 shall give Racom prompt notice of and full authority to defend and/or settle any such breach of warranty or infringement claim or action which may arise under this Agreement, and shall provide at Racom's expense reasonable cooperation in the defense or settlement thereof. If a claim or action is made or threatened, then, without limitation of CP8's other rights under this agreement, Racom shall have the right, at Racom's option and expense, to (1) procure for CP8 the right to continue using the Deliverables or Products (2) modify the Deliverables or Products, so that it becomes non-infringing, provided however in all instances that such new or modified Products and Deliverables meet the technical specifications and prices set forth in this Agreement. If, after having made good faith attempts, Racom is unable to do either of the acts specified in clauses (1) and (2) on commercially reasonable terms, Racom shall have the right to take the Deliverables or Products and, at Racom's expense, refund the purchase price of all infringing Deliverables or Products and the development cost attributable to that Deliverable or Product. Racom's obligation to refund any portion of the development cost will cease effective one year from the date of expiration or termination of this Agreement. Notwithstanding the preceding sentence, if a notice of a claim or action is given to Racom prior to the end of such period, Racom's obligation under this Article 8.4 shall continue, but only with regard to such claim or action, notwithstanding the expiration of such period.


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

8.5 CP8 agrees to defend, indemnify and hold Racom harmless from all costs, expense and liability including reasonable attorney's fees, arising out of any claim or action based on actual or alleged infringement of any third party patent, copyright, trade secret, or other proprietary interest arising with respect to the CP8 Software or contacted interface features. Racom shall give CP8 prompt notice of and full authority to defend and/or settle any such claim or action and shall provide, at CP8's expense, reasonable cooperation in the defense or settlement thereof.


9.     LICENSES AND OWNERSHIP RIGHTS

9.1 Except as set forth in Article 9.2 and 12.4, Racom is and shall be the exclusive owner of all Racom Technology. Racom shall grant CP8 a non-exclusive, royalty-free license to any improvements to Racom Technology which is developed in connection with the development set forth in this Agreement and which are jointly created with a material contribution by CP8.

9.2 CP8 is and shall be the exclusive owner of all CP8 Technology. CP8 shall grant Racom a non-exclusive, royalty-free license to any improvements to CP8 Technology which is developed in connection with the development set forth in this Agreement and which are jointly created with a material contribution by Racom.

9.3 Racom hereby acknowledges that Deliverables and Products are designed to meet CP8's specific requirements and the technical specifications provided by CP8 are therefore Confidential and Proprietary Information subject to Article 10 of this Agreement. Racom shall not use Deliverables nor sell, deliver or otherwise transfer Deliverables or Products to any third party without CP8's prior written consent. Racom agrees not to use the final design, layout and mask developed hereunder to manufacture, have manufactured and sell Micros as specified in Exhibit A4 developed hereunder and Products incorporating such Micro without the prior written consent of CP8.

9.4 Racom hereby grants to CP8 a non-exclusive, worldwide, royalty-free, perpetual and non-transferable (except to the extent provided herein) license to use the Racom Technology solely in connection with the evaluation and use of Deliverables and the marketing and use of the Products which, in either case, are delivered by Racom to CP8 pursuant to this Agreement. CP8 shall have the right to grant a right to use the Products to CP8's distributors and customers.

9.5 CP8 hereby grants to Racom a non-exclusive, worldwide, royalty-free, perpetual and non-transferable (except to the extent provided herein) license to use the CP8 Technology during the term of this Agreement solely in connection with the development of the Deliverables and the manufacture of the Products for CP8. Racom shall have the right to sublicense the license granted hereunder to subcontractors for the limited purpose of developing and manufacturing Deliverables and Products to be delivered by Racom to CP8 pursuant to this Agreement.

9.6 Except as expressly indicated in this Agreement, no other license, sublicense or use rights are granted to either party.


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

10.    CONFIDENTIALITY

10.1 A party receiving Confidential and Proprietary Information from the other party shall maintain such Confidential and Proprietary Information in confidence for a period of ten (10) years. The receiving party shall secure and protect the Confidential and Proprietary Information received hereunder with the same care the receiving party uses in the protection of the receiving party's own Confidential and Proprietary Information and take reasonable precautions to limit the disclosure of such Confidential and Proprietary Information only to its employees, contractors and consultants with a need to know to fulfill the receiving party's rights and obligations pursuant to this Agreement. The receiving party shall not copy such Confidential and Proprietary Information in whole or in part, or make any other use of such Confidential and Proprietary Information without the prior written consent of the transmitting party except as may be necessary to exercise its rights and fulfill its obligations pursuant to this Agreement. The receiving party shall not divulge, in whole or in part, such Confidential and Proprietary Information to any other third party without the prior written consent of the transmitting party and shall reproduce and include the transmitting party's copyright and trade secret notices on all copies of Confidential and Proprietary Information.

10.2 Confidential and Proprietary Information shall mean information in documented form or oral form the substance of which is promptly reduced to writing and marked thereon as Confidential and Proprietary. Such Confidential and Proprietary Information shall not include:

       (a) information which was publicly known at the time of disclosure hereunder, or

       (b) information which was rightfully in the receiving party's possession without binder of secrecy prior to the time of its disclosure hereunder, or

       (c) information which, though originally Confidential and Proprietary Information, subsequently becomes part of the public knowledge or literature through no fault of the receiving party, as of the date of its becoming part of the public knowledge or literature, or

       (d) information which, though originally Confidential and proprietary Information, subsequently is received by the receiving party from a third party who has rightfully disclosed the information without binder of secrecy, as of the date of such third party disclosure, or

       (e) information independently developed by the receiving party's employees or agents who had no access to Confidential and Proprietary Information received hereunder.

10.3 The provisions of this Article 10 shall survive the expiration or termination of this Agreement.


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

11.    TERM AND TERMINATION

11.1 The initial term of this Agreement shall be two (2) years from the date hereof, unless terminated by either party as provided herein and shall be renewed for additional one year periods, subject to annual negotiations to establish pricing and define the work to be performed, unless either party gives written notice to the other at least ninety (90) days prior to the end of the initial or renewal term of termination effective at the end of the then current initial or renewal term.

11.2 If either party (i) ceases to perform or fails to comply with any of the terms and conditions of this Agreement, other than a failure by Racom to deliver Deliverables or Products which reasonably meet the technical specifications on or before the relevant milestone date which failure will be governed by the provisions of Article 12.3; or (ii) is adjudicated bankrupt, or a trustee, receiver or liquidator is appointed or otherwise gains control of such party's operations or assets; or
       (iii) makes an assignment for the benefit of creditors; or (iv) files a voluntary petition in bankruptcy; or (v) has filed against it an involuntary petition in bankruptcy, and in the case of (i) such condition is not cured within 30 days of receipt of written notice of such cessation or failure or in the case of (ii) through (v) any such condition is not cured within ninety (90) days, then except for those articles which by their own terms survive any termination of this Agreement, the non-defaulting party shall have the right to terminate this Agreement upon written notice to the defaulting party.

11.3   The rights and obligations of Article 4.3, Articles 6 through 10, this
       Article 11.3, Article 12.4 and Article 13 shall survive the expiration or termination of this Agreement.


12.    ACCEPTANCE OF DELIVERABLES AND PRODUCTS

12.1 The parties agree that regular and frequent communication is necessary to ensure that the Development Schedule is maintained and that CP8 is fully informed of the current status of Racom's efforts.

12.2 During the development, CP8 shall have the right to conduct reviews, from time to time and upon reasonable notice, during normal business hours, to verify the progress of the work and Racom's performance in accordance with the technical specifications of Exhibit A4. Such reviews may include, among other things, design review and review of software, hardware, documentation, test, scripts, test results, project plans, and planning. Racom shall take all reasonable steps necessary to correct any deficiencies reasonably identified during such reviews.


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

12.3 The parties agree to jointly establish reasonable acceptance tests to be used to determine if the Deliverables and Products meet the technical specifications set forth in Exhibit A4. Racom agrees to apply these tests to each Deliverable and Product and provide these results to CP8 at the time of delivery of such Deliverable or Product. CP8 shall also apply these tests to determine if each Deliverable or Product reasonably meets the technical specification. CP8 shall complete these tests and notify Racom in writing of any deficiencies within the validation period set forth in Exhibit B or, if not specified, within twenty (20) days of receiving each Deliverable or Product. Acceptance of the completion of each Deliverable or Product shall be deemed valid only when CP8 has validated such completion in writing, provided that a failure to respond within the applicable validation period plus ten days shall be deemed to be acceptance. In the event any such Deliverable or Product does not reasonably pass these tests, CP8 shall provide Racom with the test results identifying the deficiencies in such case. If Racom fails to complete a Deliverable or Product to a level required for acceptance on or before the relevant milestone date, then Racom shall have until the milestone date for such Deliverable or Product, plus (i) a ninety (90) day grace period in the case of a delay in a Deliverable and (ii) a one hundred and eighty (180) day grace period in the case of a delay in a Product under Article 5.1 (collectively the "Grace Period" however defined), in which to correct the deficiencies noted.

       The following procedure shall apply if Racom fails to deliver a Deliverable or Product which reasonably meets the technical specification on or before the relevant milestone date plus the Grace Period specified above. On or before the last day of the Grace Period, Racom shall present to CP8 a plan to correct any remaining deficiencies, which plan shall also propose revised milestone dates for all remaining Deliverables and Products. CP8, by written notice to Racom, may either accept or reject such plan except that a failure to respond within 10 days shall be deemed to be acceptance of such plan. If CP8 accepts the plan, Racom shall deliver a Deliverable or Product which reasonably meets the technical specification in accordance with the revised milestone date.
       If CP8 rejects the plan, or if Racom after notice from CP8 fails to diligently prosecute the plan in accordance with its terms, or if Racom fails to deliver a Deliverable or Product which reasonably meets the technical specifications on or before the revised milestone date, then CP8 shall have the right to declare Racom in default under this Article 12.3, terminate this Agreement and seek recourse as set forth below in
       Article 12.4.

       Notwithstanding anything herein to the contrary, Racom shall not be responsible for a failure to deliver a Deliverable or Product which reasonably meets the technical specification if such delivery is delayed by a force majeure event as specified in Article 13.11 or a failure of CP8 to fulfill its obligations under this Agreement. In such event, all milestone dates shall be reasonably adjusted to account for such delay provided that the period of adjustment shall not be less than the period of the delay.


                                                                           11/15

12.4 In the event of a default under Article 12.3, CP8 shall have the right to assume control of the development to complete, or have completed, any such Deliverable giving rise to the default and any remaining Deliverables or Products specified in this Agreement. Racom will continue to supply CP8 with such Deliverables or Products which were accepted by CP8 prior to such default and CP8 may require, at a price to be negotiated, but in any case which should not exceed: (i) the price indicated in Article 5.1 for a completed Product, or (ii) the acquisition cost plus ten percent for an item procured from a third part, or
       (iii) the manufacturing cost plus ten percent for a part of an incomplete Product manufactured by Racom. In addition, Racom will cooperate in good faith with CP8 in its efforts to complete the development and among other things will provide and deliver to CP8 a copy of hardware materials, source code, documentation, diagrams, designs and such other materials as may reasonably be of assistance to CP8 in completing the remaining Deliverables and Products(the "Design Documents"). Except as set forth in this Article 12.4 and Article 12.5, Racom shall bear no further obligation for the development and shall have no obligation to CP8 with respect to the default and CP8 shall bear no further obligations to pay Racom for the development of the Deliverables and/or Product concerned, and any order for the Products shall be canceled.

       To permit such continuation of the development, Racom hereby grants CP8 a non-exclusive, royalty-free license, effective as of the date of a default under Article 12.3, to use the Design Documents, Racom Additional Technology and the Racom Technology to complete the development of any remaining Deliverables or Products to manufacture, have manufactured, market, distribute, install, support, correct and maintain that number of Products which were to have been purchased by CP8 from Racom pursuant to
       Article 5. Such license shall not extend beyond that number of Products specified in Article 5, and CP8 shall have no right to use the Design Documents, Racom Additional Technology and the Racom Technology with respect to any additional Products or other products except to the extent that the parties mutually agree upon a separate license for such use.
       The license granted to CP8 to use the Design Documents, Racom Additional Technology and the Racom Technology to complete the development of any remaining Deliverables and manufacture or have manufactured products shall terminate upon the later of (i) the date on which the last of that number of products which were to have been purchased by CP8 from Racom pursuant to Article 5.1 has been manufactured by or on behalf of CP8 pursuant to the license, or (ii) two years after the date of the default under Article 12.3. Upon termination of such license, CP8 shall return to Racom the Design Documents and all copies, transcriptions or other reproductions thereof, and any notes relating thereto, and shall provide to Racom a certificate of an officer of CP8 confirming that all such materials have been returned in accordance with this Article 12.4.


12.5 In the event of a default under Article 12.3 above, Racom shall promptly return any payment or advances related to Deliverables previously paid by CP8 other than (i) payments and advances relating to Deliverables previously accepted by CP8, and (ii) that portion of any payments and advances actually incurred for the development activities undertaken with respect to Deliverables rejected by CP8 except if CP8 exercises the right set forth in Article 12.4.


                                                                           12/15

13.    MISCELLANEOUS

13.1 Waiver. The failure at any time of either party to enforce any of the provisions of this Agreement, or any right with respect thereto or to exercise any option herein provided, will in no way be construed as a waiver of such provisions, rights or options or in any way affect the validity of this Agreement.

13.2 Assignment & Successors. Except as provided in Sections 9.4 and 9.5, and except for an assignment incidental to a merger, consolidation or sale of all or substantially all of the assets of a party, neither this Agreement nor any interest or rights hereunder may be assigned or delegated, in whole or in part, by either party without the advance written consent of the other party. No such assignment shall be effective unless the assignee or successor agrees in writing to be bound by the terms and conditions of this Agreement.

13.3 Dispute Resolution. Any and all controversies, claims and matters of difference between CP8 and Racom relating to or arising from this Agreement which cannot be resolved through negotiations shall be submitted to arbitration before a panel of three arbitrators appointed in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce and otherwise conducted in accordance with the said Rules. Such arbitration shall be held in the English language, in Denver, Colorado if CP8 is the demanding party, or in Paris, France, if Racom is the demanding party. Any award rendered by the arbitration panel shall be final and binding upon the parties. The validity, performance and construction of this Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

13.4 Complete Agreement. This Agreement and Exhibits A1, A2, A3, A4 and B constitute the final written expression of all of the terms and conditions of the subject matter covered herein and is a complete and exclusive statement of those terms. Any and all representations, promises, warranties or statements made by either party that differ in any way from the terms of this Agreement shall be given no force or effect. Racom and CP8 expressly represent to the other that there are no additional or supplemental agreements between them related in any way to its purpose specified herein, except the Distribution Agreement signed the 15th day of December, 1994.

13.5 Contract Language. The official language of this Agreement is English. Documents or notices not originally written in English shall have no effect under this Agreement until they have been translated into English by the party providing the notice or document and the English translation shall then be the controlling form of the document or notice.

13.6 No Conflicts. Each party represents and warrants to the other party that it is under no restriction or obligation with anyone that conflicts with any provision of this Agreement, which would prevent or hinder the party from fulfilling its obligations under this Agreement, or which would deprive the other party of its benefits or rights under this Agreement.


                                                                           13/15

13.7 EXCEPT FOR LIABILITY PURSUANT TO ARTICLES 8.4 AND 8.5, NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS) ARISING FROM ANY CLAIM OR ACTION HEREUNDER, WHETHER BASED ON TORT, WARRANTY, CONTACT OR ANY OTHER LEGAL THEORY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. IN NO EVENT SHALL THE MAXIMUM LIABILITY OF ANY PARTY TO THE OTHER EXCEED THE TOTAL DOLLAR AMOUNT COMMITTED UNDER THIS AGREEMENT FOR THE DEVELOPMENT AND/OR SUPPLY OF PRODUCTS AS THE CASE MAY BE.

13.8 Each party represents to the other that it has due and proper authority to make and perform all duties and obligations set forth and envisioned by this Agreement.

13.9 CP8 acknowledges that the re-exportation of the Deliverables, the Products or related data may be subject to compliance with the Export Administration Act of 1979 of the United States of America, as amended, and any rules and regulations promulgated from time-to-time thereunder. CP8 agrees to commit no act which, directly or indirectly, would violate any United States law, regulation, or treaty to which the United States adheres or with which the United States complies relating to the export or re-export of any of the Deliverables, the Products or related data. The same provisions shall apply mutatis mutandis to Racom with respect to the CP8 Technology embedded in any Deliverable or Product, or incorporated in related data which may be subject to the laws of France.

13.10 Neither party shall be liable for a failure to perform any obligation hereof in whole or in part if such failure is attributable to an event which is beyond such party's reasonable control, such as an act of God, natural disaster, sovereign or political action or intervention, or failure of a supplier due to such an event or the other party to this Agreement to deliver. If the performance of this Agreement is delayed, prevented, restricted or interfered with by reason of any such event, the party whose performance is delayed, prevented, restricted or interfered with shall give prompt notice to the other party of the event and shall be excused from performance to the extent delayed or prevented.

13.11 Headings. The Articles headings appearing on this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of an Article, nor in any way affect this Agreement.


                                                                           14/15

13.12 Neither CP8 nor Racom shall make any press release or other public announcement with respect to the subject matter of the Agreement except with the prior consent of the other and the prior approval by the other of the content and language of such release or announcement, such consent and approval not to be unreasonably withheld.


IN WITNESS THEREOF the parties hereto have duly executed this Agreement, including Exhibits which are incorporated herein and made part hereof, in two copies.

CP8 Transac                                      Racom






By:  /s/ Geraldine Capdeboscq                    By: /s/ Richard Horton
    ------------------------                         -------------------------
    Geraldine Capdeboscq,                            Richard Horton,
    President and                                    President and
    Chief Executive Officer                          Chief Executive Officer

Date: 26/1/96                                        Date:  1-29-96















                                                                           15/15

                                   EXHIBIT A1

                                  DELIVERABLES

CARDS

     -   Development engineering and testing under Racom responsibility

*    Card TBHF 16K, as defined in Exhibit A4

*    Card TBHF 32K(2), as defined in Exhibit A4

*    Card TBHF 32K(1), as defined in Exhibit A4


CONTROLLER

     -    Development engineering and testing under Racom responsibility

*    TBHF Controller, as defined in Exhibit A4

TOOLS, to develop, use or sell TBHF Products

     -    Development engineering and testing under Racom responsibility

*    TBHF controller test software (Specification to be determined)
     -    Used for internal test and development

* TBHF controller exerciser software 8-bit parallel interface (Specification to be determined)
     -    Function: may be used to test and/or develop TBHF applications
     -    using TBHF Controller
     -    Bi-directional 8-bit parallel data interface

*  TBHF Demonstration
     - A demonstration of the read/write functionality of HFS 16K Cards (as described in Exhibit A2) through both the contact and contactless interfaces, with the HF Controller (as described in Exhibit A2) and a Contact Reader Prototype (or interface with TLP 224 CP8 Reader)
          - Demonstrated and/or sold to customers to promote the sale of the TBHF Systems





                                                                        Page 1/1

                                   EXHIBIT A2

                     RACOM PRELIMINARY HF PRODUCT DATA SHEET

CARD, to be supplied by Racom in Phase 1

*    HFS 16K Card, including
     -    Micro HFS 16K

          -    Ramics-8 microprocessor
          -    4K bytes integrated ROM
          -    512 bytes integrated RAM
          - contactless HF circuitry (analog and digital) and pads to connect directly to a coil
          -    contact interface circuitry and pads (I/O) for contact module
          -    HFS 16K BIOS
     - Printed circuit with circuitry for a contact and a contactless interface
     -    2K bytes of external FRAM
     -    contactless interface
     -    contact interface
     -    1.5mm card packaging delivered in T2
     -    ISO card packaging delivered in T3
     - Racom HF read/write contact and contactless read/write demonstration software

CONTROLLER, to be supplied by Racom in Phase 1

     -    Development engineering and testing under Racom responsibility

*    HF Controller, including:
     -    Antenna (power and data)
     -    HF transmit receive and decoding circuits
     -    Card powering
     -    RS232 serial interface
     -    HF Controller Operating System
     - Host - controller protocol for establishing connection without contact to an HFS 16K Card
     - Controller - card protocol for establishing connection without contact to an HFS 16K Card
     -    Message handling
     -    Test and diagnostic
     -    Racom Read/Write demonstration software for the contactless interface




                                                                        Page 1/2

CONTROLLER SOFTWARE, to be incorporated in the HF and TBHF Controllers

     -    Development engineering and testing under Racom responsibility

*    HF Controller Operating System

* HF Host - controller protocol for establishing connection without contact to an HFS 16K Card, TBHF 16K, 32K(1) and 32K(2) Cards

* HF Controller - card protocol for establishing connection without contact to an HFS 16K Card, TBHF 16K, 32K(1) and 32K(2) Cards

BIOS, to be incorporated in the HFS 16 Micro, Masked Micro TBHF 16K and Masked Micro TBHF 32K by the semiconductor manufacturer

     -    Development engineering and testing under Racom responsibility

*    Object code of HFS 16K BIOS, including
     -    RF communication
     -    RF message handling
     -    FRAM memory I/0 management
     -    Management of switching between the contactless and contacted I/O
     -    ASIC self test (inhibited when TBHF Operating System is Active)
     -    Anti-collusion code, included in Phase 2

HF DEMONSTRATION SOFTWARE

     -    Development engineering and testing under Racom responsibility

* Racom HF Card and Controller read/write software demonstrating the read/write functionality of the contact and contactless interfaces of the HFS 16K Card.




                                                                       Page 2/2

                                   EXHIBIT A3

                                  CP8 SOFTWARE

OPERATING SYSTEMS, to be incorporated in Masked Micros by the semiconductor manufacturer

     -    Development engineering and testing under CP8 responsibility

*    Object code of OS TBHF 16K, including
     -    Full compatible TB100 functionality
     -    Contact I/O Management
     -    BIOS interface management (Racom's documentation is required)
     -    1K byte memory emulation shell
     -    Anticollison management software TBD
     -    FRAM management for Micro Module TBHF 16K
     -    FRAM management for Micro Module TBHF 32K(2)

*    Object code of OS TBHF 32K, including:
     -    Full compatible TB100 functionality
     -    Contact I/O Management
     -    BIOS interface management (Racom's documentation is required)
     -    1K byte memory emulation shell
     -    Anticollison management software TBD
     -    internal FRAM management for Masked Micro TBHF 32K

TOOLS TO DEVELOP OR USE PRODUCTS

     -    Development engineering and testing under CP8 responsibility

* Applications Programmable Interface (Handler and Library) for PC, protocol TLP 224
     -    Function: may be used and/or to develop TBHF applications
     -    RS232 serial, contact interface, protocol TLP 224
     -    RS232 serial, contactless interface, protocol TLP 224

*    Pre-personalization and personalization tools
     -    contact interface TBHF pre-personalization software
     -    contact interface TBHF personalization software
     -    contact interface TBHF test software
     -    contactless interface TBHF test software
     -    Function: may be used to pre-personalize and or personalize cards.


                                                                        Page 1/1

                                   EXHIBIT A4


                            TECHNICAL SPECIFICATIONS


This exhibit includes:

1. TBHF Cards and controllers characteristics general specification rev. 12 (3 pages)

2. TBHF cards characteristics - Technical specification ref. 76 664 090 rev. C (7 pages)

3. Contactless TBHF controller characteristics - Technical specification ref. 76 664 091 rev. C (16 pages)

4. TBHF 16K chip (micro) - Technical specification ref. 76 664 092 rev. C (9 pages)

5. TBHF 32K Asic (micro) - Technical specification ref. 76 664 094 rev. C (9 pages)

          Proposed Final TBHF 16 Memory map definitions Revised 24 Jan. 96 (2 pages)


                                                                        Page 1/1

                               TBHF CARDS AND CONTROLLERS
                               GENERAL CHARACTERISTICS
                               TECHNICAL SPECIFICATIONS

CARDS

*    Card TBHF 16K, including:
     - MICRO MODULE TBHF 16K, microelectronic assembly with chip(s) encapsulation and simple geometry for embedding, including:
          - Printed circuit with circuitry for contact and contactless interfaces
          -    Discrete components
          -    2K bytes external FRAM
          -    MASKED MICRO TBHF 16K, including
               -    HFS 16K BIOS, described in Exhibit A2
               -    Operating System TBHF 16K, described in Exhibit A3
               -    MICRO 16K, including
                    -    Ramics-8 microprocessor
                    -    8K bytes integrated ROM
                    -    256 or 512 bytes integrated RAM
                    - contactless HF circuitry (analog and digital) and pads to connect directly to a coil
                    - contact interface circuitry and pads (I/O) for contact module
                    -    circuit and pads to interface to 2K bytes external FRAM
     -    Plastic card according to ISO standards 7810, 7813, 7816-1, 7816-2 and 10536-1
     - Possibility to have a 4 color printed card (offset printing is prefered)
     - Compatibility with a photography insertion (needed for "Semurval project") TBD
     -    This Card will have been tested

*    Card TBHF 32K(2) Card including:
     - MICRO MODULE TBHF 32K(2) microelectronic assembly with chip(s) encapsulation and simple geometry for embedding, including:
               - Printed circuit with circuitry for contact and contactless interfaces
               -    Discrete components
               -    4K bytes external FRAM
               -    MASKED MICRO TBHF 16K, including
                    -    HFS 16K BIOS, described in Exhibit A2
                    -    Operating System TBHF 16K, described in Exhibit A3
                    -    MICRO 16K, including
                         -    Ramics-8 microprocessor
                         -    8K bytes integrated ROM
                         -    256 or 512 bytes integrated RAM
                         - contactless HF circuitry (analog and digital) and pads to connect directly to a coil


                                                                        Page 1/3

                         - contact interface circuitry and pads (I/O) for contact module
                         - circuit and pads to interface to 4K bytes external FRAM
     - Plastic card according to ISO standards 7810, 7813, 7816-1, 7816-2 and 10536-1
     - Possibility to have a 4 color printed card (offset printing is prefered)
     - Compatibility with a photography insertion (needed for "Semurval project") TBD
     -    This Card will have been tested

*    Card TBHF 32K(1), including:
     - MICRO MODULE TBHF 32K(1), microelectronic assembly with chip(s) encapsulation and simple geometry for embedding, including:
          - Printed circuit with circuitry for contact and contactless interfaces
          -    Discrete components
          -    MASKED MICRO TBHF 32K, including
               -    HFS 16K BIOS, described in Exhibit A2
               -    Operating System TBHF 32K, described in Exhibit A3
               -    MICRO 32K (MONOLITHIC), including
                    -    Ramics-8 microprocessor
                    -    8K bytes integrated ROM
                    -    3K or 4K bytes integrated FRAM
                    - contactless HF circuitry (analog and digital) and pads to connect directly to a coil
                    - contact interface circuitry and pads (I/O) for contact module
     - Plastic packaging according to ISO standards 7810, 7813, 7816-1, 7816-2 and 10536-1
     - Possibility to have a 4 color printed card (offset printing is prefered)
     - Compatibility with a photography insertion (needed for "Semurval project") TBD
     -    This Card will have been tested


CONTROLLERS

     -    Development engineering and testing under Racom responsibility
     - The TBHF Controller will work with each of the three Cards: TBHF 16K, TBHF 32K(1) and TBHF 32K(2) Cards

*    TBHF Controller, including:
     -    Hardware completing AES PRODATA requirements:
          -    maximum dimensions: 14lx67x2O mm
          -    operating temperature range: -10 DEG. to 55 DEG. C
          -    controller to card read distance in ticketing machine: 100mm
     -    Bi-directional 8-bit parallel data interface
     -    Anticollision management software TBD
     - HF Controller Operating System for establishing connection without contact to TBHF 16K, 32K(1), and 32K(2) Cards
     - HF Host - controller protocol for establishing connection without contact to TBHF 16K, 32K(1) and 32K(2) Cards


                                                                        Page 2/3

     - HF Controller - card protocol for establishing connection without contact to TBHF 16K, 32K(1) and 32K(2) Cards
     -    Host to Controller protocol TLP224
     - including the following features of the HF Controller described in Exhibit A3
          -    Antenna (power and data)
          -    HF transmit receive and decoding circuits
          -    Card Powering
          -    RS232 serial interface
          -    Message handling
     -    Test and diagnostics













                                                                       Page 3/3